CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for the Century II Accumulator flexible premium variable life insurance contracts issued through the Kansas City Life Variable Life Separate Account (File No. 333-150926).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:              /s/ Stephen E. Roth
Stephen E. Roth

Washington, D.C.
April 30, 2015